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                                                                EXHIBIT 4.23

                              CERTIFICATE OF TRUST
                                       OF
                    LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IV

         This Certificate of Trust is being duly executed as of March 31, 1999 for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del. C. Section 3801 et. seq.) (the "Act").

         1. NAME. The name of the business trust formed hereby is "Lehman Brothers Holdings Capital Trust IV" (the "Trust").

         2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

         Chase Manhattan Bank Delaware
         1201 Market Street
         Wilmington, Delaware 19801
         Attention: Corporate Trust Administration.

         3. EFFECTIVE DATE. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing with the Secretary of State of the State of Delaware.


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         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the date first written above.


THE CHASE MANHATTAN BANK,
as Property Trustee


By: /s/ Francine Springer


----------------------------------
Name:  Francine Springer
Title: Assistant Vice President


CHASE MANHATTAN BANK DELAWARE,
as Delaware Trustee


By: /s/ Denis Kelly


-----------------------------------
Name:  Denis Kelly
Title: Authorized Officer


/s/ Karen M. Muller

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Karen M. Muller, as Regular Trustee


/s/ Jennifer Marre

-----------------------------------
Jennifer Marre, as Regular Trustee


/s/ Oliver Budde

-----------------------------------
Oliver Budde, as Regular Trustee


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